Exhibit 99.1

REALOGY REPORTS FINANCIAL RESULTS
FOR FULL YEAR 2017

Company Returned $325 Million in Capital to Shareholders Through Share Repurchases and Dividends Last Year;

Board Approves New $350 million Share Repurchase Authorization; Declares Quarterly Dividend

MADISON, N.J. (February 27, 2018) - Realogy Holdings Corp. (NYSE: RLGY), the largest full-service residential real estate services company in the United States, today reported financial results for the full year ended December 31, 2017, including the following highlights:

•	Revenue was $6.1 billion, an increase of 5% compared to 2016, driven by increases in homesale transaction volume (transaction sides multiplied by average sale price).

•	Realogy grew its U.S. market share of existing homesale transaction volume to 15.9%, up from 15.7% in 2016.

•	Combined 2017 homesale transaction volume for Realogy increased 7% year-over-year, which exceeded the National Association of Realtors reported annual industry volume increase of 6% in 2017.

•
Net income was $431 million for 2017, compared to $213 million for 2016. Basic earnings per share was $3.15 compared with basic earnings per share of $1.47 in 2016. This reflects the recognition of a $216 million tax benefit, most of which is due to the 2017 Tax Cuts and Jobs Act, which reduces Realogy's effective tax rate from an estimated 41% to an estimated 29%.

•	Adjusted net income per share for 2017 was $1.59 compared with $1.64 for 2016. (See Table 1a).[1]

•
Free Cash Flow for 2017 was $559 million compared with $456 million for 2016, an increase of $103 million. (See Table 7).[3] Free Cash Flow for 2017 includes $27 million relating to the transition to a new mortgage joint venture partner.

•
Operating EBITDA for 2017 was $732 million, compared with $770 million for 2016. (See Table 5).[2] The 5% decline was primarily attributable to higher agent commission rates, reduced earnings in our relocation segment, and several non-recurring charges.

•	In 2017, Realogy returned $325 million of capital to stockholders through share repurchases and dividends.
"Realogy is at the heart of the attractive U.S. residential real estate market, and I believe we have a compelling combination of critical and unique advantages as the market leader," said Ryan Schneider, Realogy's new chief executive officer and president. "Success requires that we deliver better business results, and we are moving quickly to drive change to enhance shareholder value. Our strategy is anchored by an aggressive focus on serving and supporting agents to help them become more successful, in large part by leveraging our technology and data scale."
"During the past three years, Realogy has generated $1.5 billion in free cash flow," said Anthony E. Hull, Realogy's executive vice president, chief financial officer and treasurer. "The majority of our strong cash flow was allocated to repurchase shares, pay dividends and reduce debt. We expect to continue this capital management strategy going forward."

Realogy Reports Financial Results for Full Year 2017                            2

In 2017, RFG and NRT's 192,000 U.S.-based affiliated sales agents helped consumers with 1.5 million homesale transactions. In aggregate, Realogy achieved homesale transaction volume of approximately $508 billion, an increase of 7% compared with 2016. NRT average homesale price increased 5% and homesale transaction sides increased 3%, while RFG reported an average homesale price increase of 6% and a homesale transaction sides increase of 1%.
In the title and settlement services sector, TRG was involved in the closing of approximately 188,000 transactions in 2017, reflecting a 4% increase in purchase units compared with 2016, and notwithstanding a 44% decrease in refinance units, which is consistent with industry trends.
In the relocation segment, Cartus' results in 2017 decreased from the prior year due to reductions in their global relocation activity and lower overall volume. Cartus continues to be an important part of the Company's value proposition, generating highly qualified leads for its network of affiliated agents and helping them to build their businesses. Cartus generated referral opportunities to agents that resulted in approximately 76,000 in-network homesale closings for Realogy and its brands in 2017.
Capital Allocation, Quarterly Dividend and New Share Repurchase Authorization
Since the share repurchase program's inception in February 2016, the Company has repurchased approximately 18 million shares at an average price of $28.60 for $515 million in the aggregate, thereby reducing its share count by 11% in that time period. As a result, Realogy had approximately 130.2 million shares of common stock outstanding as of February 23, 2018.
Realogy today announced that its Board of Directors has authorized a new share repurchase program of up to $350 million of the Company’s common stock. This is in addition to the $60 million remaining under the current $300 million share repurchase authorization announced in February 2017. Repurchases may be made at management's discretion from time to time on the open market or through privately negotiated transactions. The size and timing of these repurchases will depend on price, market and economic conditions, legal and contractual requirements and other factors. The repurchase program has no time limit and may be suspended or discontinued at any time.
On February 26, 2018, the Board of Directors of the Company declared a quarterly cash dividend of $0.09 per share of the Company's common stock. This dividend payment will be made on March 26, 2018 to shareholders of record as of the close of business on March 12, 2018.
Balance Sheet
The Company ended the year with cash and cash equivalents of $227 million. Total long-term corporate debt, including the short-term portion, net of cash and cash equivalents (net corporate debt), totaled $3.2 billion at December 31, 2017. The Company's net debt leverage ratio4 was 3.9 times at December 31, 2017.
In February 2018, the Company announced that it had completed the refinancing of its senior secured credit facilities and extended its maturity dates.
Specifically, the Company made the following changes:

•	increased its revolving credit facility by $350 million to a $1.4 billion total facility and extended its maturity by three years to February 2023;

•	combined its existing two tranches of term loan A and term loan A-1 into a new single tranche of $750 million and extended the current maturities to February 2023; and

•	extended the maturity of its approximately $1.1 billion term loan B by three years to February 2025.
"We have decreased our debt from $3.9 billion at the end of 2013 to $3.3 billion at the end of 2017," added Hull. "The refinancing of our term loan facilities increased our revolver capacity to $1.4 billion and furthered our capital structure strategy of creating a staggered maturity profile on our debt structure."
At year end, the Company's net operating loss carryforwards were $1.0 billion, which it expects will allow it to continue to pay minimal cash taxes through 2019.

Realogy Reports Financial Results for Full Year 2017                            3

A consolidated balance sheet is included as Table 2 of this press release.
Investor Conference Call
Today, February 27, at 8:30 a.m. (EDT), Realogy will hold a conference call via webcast to review its full year 2017 results. The webcast will be hosted by Ryan Schneider, chief executive officer and president, and Anthony E. Hull, executive vice president, chief financial officer and treasurer, and will conclude with an investor Q&A period with management.
Investors may access the conference call live via webcast at ir.realogy.com or by dialing (888) 895-3527 (toll free); international participants should dial (706) 679-2250. Please dial in at least 5 to 10 minutes prior to start time. A webcast replay also will be available on the website.
About Realogy Holdings Corp.
Realogy Holdings Corp. (NYSE: RLGY) is the leading and most integrated provider of residential real estate services that is focused on empowering independent sales agents to best serve today’s consumers. Realogy delivers its services through its well-known industry brands including Better Homes and Gardens® Real Estate, CENTURY 21®, Coldwell Banker®, Coldwell Banker Commercial®, Corcoran Group®, ERA®, Sotheby's International Realty® as well as NRT, Cartus, Title Resource Group and ZapLabs, an in-house innovation and technology development lab. Realogy’s fully integrated business model includes brokerage, franchising, relocation, mortgage, and title and settlement services. Realogy provides independent sales agents access to leading technology, best-in-class marketing and learning programs, and support services to help them become more productive and build stronger businesses. Realogy’s affiliated brokerages operate around the world with approximately 192,000 independent sales agents in the United States and approximately 97,000 independent sales agents in more than 115 other countries and territories. Realogy is headquartered in Madison, New Jersey.

Footnotes:
1 Adjusted net income (loss) is defined as net income (loss) before mark-to-market interest rate swap adjustments, former parent legacy items, restructuring charges, the loss on the early extinguishment of debt, the tax effect of the foregoing adjustments and the impact of the 2017 Tax Cut and Jobs Act and adjustments to the reserve for uncertain tax positions.
2 Operating EBITDA is defined as EBITDA before restructuring costs, loss on the early extinguishment of debt and former parent legacy items.
3 Free Cash Flow is defined as net income (loss) attributable to Realogy before income tax expense (benefit), net of payments, net interest expense, cash interest payments, depreciation and amortization, capital expenditures, restructuring costs and former parent legacy costs (benefits), net of payments, loss on the early extinguishment of debt, working capital adjustments and relocation receivables (assets), net of change in securitization obligations.
4 Net corporate debt divided by EBITDA, as defined by the Senior Secured Credit Facility, for the twelve-month period ended December 31, 2017.
Forward-Looking Statements
Certain statements in this press release constitute "forward-looking statements." Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Realogy Holdings Corp. to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words "believes", "expects", "anticipates", "intends", "projects", "estimates" and "plans" and similar expressions or future or conditional verbs such as "will", "should", "would", "may" and "could" are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements.
Various factors that could cause actual future results and other future events to differ materially from those estimated by management include, but are not limited to: adverse developments or the absence of sustained improvement in general business, economic and political conditions; adverse developments or the absence of improvement in the residential real estate markets including but not limited to insufficient or excessive home inventory levels by market and price point, the lack of sustained improvement in the number of home sales and/or stagnant or declining home prices, a decrease in consumer confidence, the impact of slow economic growth, future recessions or high levels of unemployment in the U.S. and abroad, deceleration in the building of new housing and/

Realogy Reports Financial Results for Full Year 2017                            4

or irregular timing or volume of new development closings, renewed high levels of foreclosures, seasonal fluctuations in the residential real estate brokerage business, and increasing mortgage rates and down payment requirements and/or constraints on the availability of mortgage financing; the potential negative impact of certain provisions of the Tax Cuts and Jobs Act on home values over time in states with high property, sales and state and local income taxes or on homeownership rates; the Company's inability to achieve independent sales agent recruiting and retention goals without continuing pressure on the share of gross commission income paid by us to such agents and the inability to increase independent sales agent productivity; increased competition; our inability to successfully develop or obtain new technologies and systems; the Company's geographic and high-end market concentration, particularly with respect to its Company-owned brokerage operations; changes in corporate relocation practices resulting in fewer employee relocations or reduced relocation benefits; the Company's failure to enter into or renew franchise agreements at current contractual royalty rates and without increasing the amount and prevalence of sales incentives; the Company’s failure to maintain its brands; risks relating to our outstanding debt and interest obligations and restrictions contained in our debt agreements; variable rate indebtedness which subjects the Company to interest rate risk; the Company's inability to access capital or refinance or repay existing indebtedness, or return capital to stockholders; the Company's inability to realize the benefits from acquisitions or the Company’s mortgage origination joint venture with Guaranteed Rate, Inc.; our failure or alleged failure to comply with laws, regulations and regulatory interpretations; the Company's inability to achieve anticipated cost savings from its restructuring activities; any adverse resolution of litigation, governmental or regulatory proceedings or arbitration awards; the final resolution or outcomes with respect to Cendant's (our former parent) remaining contingent liabilities; and the failure or disruption of our operations, or the compromise of our systems or data, as a result of various causes, including cybersecurity attacks.
Consideration should be given to the areas of risk described above, as well as those risks set forth under the headings "Forward-Looking Statements" and "Risk Factors" in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2017, and our other filings made from time to time, in connection with considering any forward-looking statements that may be made by us and our businesses generally. Except for our ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless we are required to do so by law.
Non-GAAP Financial Measures
This release includes certain non-GAAP financial measures as defined under SEC rules. As required by SEC rules, important information regarding such measures is contained in the Tables attached to this release. See Tables 1a, 8 and 9 for definitions of these non-GAAP financial measures and Tables 1a, 4a, 4b, 5, 6, 7 and 8 for reconciliations of the historical non-GAAP financial measures to their most comparable GAAP terms.

Investor Contacts:	Media Contact:
Alicia Swift	Mark Panus
(973) 407-4669	(973) 407-7215
alicia.swift@realogy.com	mark.panus@realogy.com

Jennifer Halchak
(973) 407-7487
jennifer.halchak@realogy.com

Realogy Reports Financial Results for Full Year 2017                            5

Table 1

REALOGY HOLDINGS CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)

	Three Months Ended December 31,			Year Ended December 31,
	2017	2016	2015	2017	2016	2015
Revenues
Gross commission income	$1,071	$989	$978	$4,576	$4,277	$4,288
Service revenue	228	240	218	938	955	882
Franchise fees	100	92	84	396	372	353
Other	45	49	45	204	206	183
Net revenues	1,444	1,370	1,325	6,114	5,810	5,706
Expenses
Commission and other agent-related costs	768	689	669	3,230	2,945	2,931
Operating	382	384	369	1,544	1,542	1,458
Marketing	66	60	55	261	241	226
General and administrative	95	87	82	364	321	337
Former parent legacy benefit, net	—	(3)	—	(10)	(2)	(15)
Restructuring costs, net	3	9	10	12	39	10
Depreciation and amortization	49	53	48	198	202	201
Interest expense, net	31	5	43	158	174	231
Loss on the early extinguishment of debt	—	—	48	5	—	48
Other expense (income), net	1	—	—	1	(1)	(3)
Total expenses	1,395	1,284	1,324	5,763	5,461	5,424
Income before income taxes, equity in earnings and noncontrolling interests	49	86	1	351	349	282
Income tax (benefit) expense	(196)	30	(6)	(65)	144	110
Equity in earnings of unconsolidated entities	(11)	(2)	(3)	(18)	(12)	(16)
Net income	256	58	10	434	217	188
Less: Net income attributable to noncontrolling interests	(1)	(1)	(1)	(3)	(4)	(4)
Net income attributable to Realogy Holdings	$255	$57	$9	$431	$213	$184

Earnings per share attributable to Realogy Holdings:
Basic earnings per share	$1.91	$0.40	$0.06	$3.15	$1.47	$1.26
Diluted earnings per share	$1.89	$0.40	$0.06	$3.11	$1.46	$1.24
Weighted average common and common equivalent shares of Realogy Holdings outstanding:
Basic	133.4	141.9	146.7	136.7	144.5	146.5
Diluted	135.2	143.2	148.2	138.4	145.8	148.1

Cash dividends declared per share (beginning in August 2016)	$0.09	$0.09	$—	$0.36	$0.18	$—

Realogy Reports Financial Results for Full Year 2017                            6

Table 1a
REALOGY HOLDINGS CORP.
NON-GAAP RECONCILIATION
ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE
(In millions, except per share data)
We present Adjusted net income and Adjusted earnings per share because we believe these measures are useful as supplemental measures in evaluating the performance of our operating businesses and provides greater transparency into our operating results.
Adjusted net income is defined by us as net income before: (a) mark-to-market interest rate swap adjustments, whose fair value is subject to movements in LIBOR and the forward yield curve and therefore are subject to significant fluctuations; (b) former parent legacy items, which pertain to liabilities of the former parent for matters prior to mid-2006 and are non-operational in nature; (c) restructuring charges as a result of the business optimization initiatives currently in progress; (d) the loss on the early extinguishment of debt that results from refinancing and deleveraging debt initiatives; (e) the tax effect of the foregoing adjustments; and (f) the impact of the 2017 Tax Act and adjustments to reserves for uncertain tax positions. The gross amounts for these items as well as the adjustment for income taxes are shown in the table below.
Adjusted earnings per share is Adjusted net income divided by the weighted average common and common equivalent shares outstanding.
Set forth in the table below is a reconciliation of Net income to Adjusted net income for the three-month periods and years ended December 31, 2017, 2016 and 2015:

	Three Months Ended December 31,			Year Ended December 31,
	2017	2016	2015	2017	2016	2015
Net income attributable to Realogy Holdings	$255	$57	$9	$431	$213	$184
Addback:
Mark-to-market interest rate swap (gains) losses	(8)	(34)	(7)	(4)	6	20
Former parent legacy benefit, net	—	(3)	—	(10)	(2)	(15)
Restructuring costs	3	9	10	12	39	10
Loss on the early extinguishment of debt	—	—	48	5	—	48
Adjustments for tax effect (a)	1	11	(20)	(1)	(17)	(25)
Impact of 2017 Tax Act and a reduction in the reserve for uncertain tax positions (b)	(216)	(3)	(2)	(216)	(2)	(1)
Adjusted net income attributable to Realogy Holdings	$35	$37	$38	$217	$237	$221

Earnings per share
Basic earnings per share:	$1.91	$0.40	$0.06	$3.15	$1.47	$1.26
Diluted earnings per share:	$1.89	$0.40	$0.06	$3.11	$1.46	$1.24

Adjusted earnings per share
Adjusted basic earnings per share:	$0.26	$0.26	$0.26	$1.59	$1.64	$1.51
Adjusted diluted earnings per share:	$0.26	$0.26	$0.26	$1.57	$1.63	$1.49

Weighted average common and common equivalent shares outstanding:
Basic:	133.4	141.9	146.7	136.7	144.5	146.5
Diluted:	135.2	143.2	148.2	138.4	145.8	148.1
_______________

(a)	Reflects tax effect of adjustments at the Company's blended state and federal statutory rate.

(b)
The three months ended and year ended December 31, 2017, reflect the $184 million income tax rate change on the Company's net deferred tax liability as a result of the 2017 Tax Act resulting in a smaller net liability and a $32 million change in the reserve for uncertain tax positions.

Realogy Reports Financial Results for Full Year 2017                            7

Table 2

REALOGY HOLDINGS CORP.
CONSOLIDATED BALANCE SHEETS
(In millions, except share data)

	December 31, 2017	December 31, 2016

ASSETS
Current assets:
Cash and cash equivalents	$227	$274
Restricted cash	7	7
Trade receivables (net of allowance for doubtful accounts of $11 and $13)	153	152
Relocation receivables	223	244
Other current assets	179	141
Total current assets	789	818
Property and equipment, net	289	267
Goodwill	3,710	3,690
Trademarks	749	748
Franchise agreements, net	1,294	1,361
Other intangibles, net	284	313
Other non-current assets	222	224
Total assets	$7,337	$7,421

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$156	$140
Securitization obligations	194	205
Current portion of long-term debt	127	242
Accrued expenses and other current liabilities	478	463
Total current liabilities	955	1,050
Long-term debt	3,221	3,265
Deferred income taxes	327	389
Other non-current liabilities	212	248
Total liabilities	4,715	4,952
Commitments and contingencies
Equity:
Realogy Holdings preferred stock: $.01 par value; 50,000,000 shares authorized, none issued and outstanding at December 31, 2017 and December 31, 2016	—	—
Realogy Holdings common stock: $.01 par value; 400,000,000 shares authorized, 131,636,870 shares issued and outstanding at December 31, 2017 and 140,227,692 shares issued and outstanding at December 31, 2016	1	1
Additional paid-in capital	5,285	5,565
Accumulated deficit	(2,631)	(3,062)
Accumulated other comprehensive loss	(37)	(40)
Total stockholders' equity	2,618	2,464
Noncontrolling interests	4	5
Total equity	2,622	2,469
Total liabilities and equity	$7,337	$7,421

Realogy Reports Financial Results for Full Year 2017                            8

Table 3a

REALOGY HOLDINGS CORP.
2017 KEY DRIVERS

	Quarter Ended					Year Ended
	March 31, 2017		June 30, 2017	September 30, 2017	December 31, 2017	December 31, 2017
RFG (a)
Closed homesale sides	225,250		322,745	318,961	277,261	1,144,217
Average homesale price	$275,828		$291,355	$292,000	$293,216	$288,929
Average homesale broker commission rate	2.50%		2.50%	2.49%	2.49%	2.50%
Net royalty per side (b)	$298		$316	$316	$316	$313
NRT
Closed homesale sides	66,570		101,043	95,236	81,597	344,446
Average homesale price	$509,197		$528,518	$506,418	$511,683	$514,685
Average homesale broker commission rate	2.45%		2.44%	2.45%	2.44%	2.44%
Gross commission income per side	$13,261		$13,625	$13,142	$13,152	$13,309
Cartus
Initiations	36,515	—	50,798	39,608	34,834	161,755
Referrals	15,203		25,284	23,905	19,286	83,678
TRG
Purchase title and closing units (c)	31,297		47,008	43,764	37,044	159,113
Refinance title and closing units (d)	8,533		6,324	6,513	7,194	28,564
Average fee per closing unit	$2,001		$2,139	$2,115	$2,092	$2,092
_______________

(a)	Includes all franchisees except for NRT.

(b)	Net royalty per side amounts include the effect of volume incentives and non-standard incentives granted to franchisees.

(c)	The amounts presented for the year ended December 31, 2017 include 8,351 purchase units as a result of acquisitions.

(d)	The amounts presented for the year ended December 31, 2017 include 1,858 refinance units as a result of acquisitions.

Realogy Reports Financial Results for Full Year 2017                            9

Table 3b

REALOGY HOLDINGS CORP.
2016 KEY DRIVERS

	Quarter Ended				Year Ended
	March 31, 2016	June 30, 2016	September 30, 2016	December 31, 2016	December 31, 2016
RFG (a)
Closed homesale sides	218,330	319,748	323,176	274,090	1,135,344
Average homesale price	$259,044	$273,900	$275,325	$277,037	$272,206
Average homesale broker commission rate	2.51%	2.51%	2.50%	2.49%	2.50%
Net royalty per side (b)	$287	$303	$305	$295	$299
NRT
Closed homesale sides	64,244	98,314	95,605	77,536	335,699
Average homesale price	$493,125	$485,688	$486,343	$495,242	$489,504
Average homesale broker commission rate	2.46%	2.49%	2.46%	2.44%	2.46%
Gross commission income per side	$12,878	$12,732	$12,681	$12,760	$12,752
Cartus
Initiations	37,174	51,560	40,556	33,773	163,063
Referrals	16,893	26,138	25,495	18,751	87,277
TRG
Purchase title and closing units (c)	29,236	43,914	42,932	36,915	152,997
Refinance title and closing units (d)	9,703	11,227	15,170	14,819	50,919
Average fee per closing unit	$1,848	$1,919	$1,824	$1,907	$1,875
_______________

(a)	Includes all franchisees except for NRT.

(b)	Net royalty per side amounts include the effect of volume incentives and non-standard incentives granted to franchisees.

(c)	The amounts presented for the year ended December 31, 2016 include 18,930 purchase units as a result of acquisitions.

(d)	The amounts presented for the year ended December 31, 2016 include 4,469 refinance units as a result of acquisitions.

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Table 4a
REALOGY HOLDINGS CORP.
SELECTED 2017 FINANCIAL DATA
(In millions)

	Three Months Ended				Year Ended
	March 31, 2017	June 30, 2017	September 30, 2017	December 31, 2017	December 31, 2017
Net revenues (a)
Real Estate Franchise Services	$170	$237	$224	$199	$830
Company Owned Real Estate Brokerage Services	897	1,392	1,267	1,087	$4,643
Relocation Services	77	102	111	92	$382
Title and Settlement Services	120	157	154	139	$570
Corporate and Other	(61)	(95)	(82)	(73)	$(311)
Total Company	$1,203	$1,793	$1,674	$1,444	$6,114

EBITDA (b)
Real Estate Franchise Services	$102	$166	$159	$132	$559
Company Owned Real Estate Brokerage Services	(26)	77	62	13	$126
Relocation Services	1	27	37	20	$85
Title and Settlement Services	2	26	21	9	$58
Corporate and Other	(27)	(18)	(25)	(33)	$(103)
Total Company	$52	$278	$254	$141	$725

Non-GAAP Reconciliation - EBITDA
Total Company EBITDA	$52	$278	$254	$141	$725

Less: Depreciation and amortization (c)	50	49	51	51	$201
Interest expense, net	39	47	41	31	$158
Income tax (benefit) expense	(9)	73	67	(196)	$(65)
Net income (loss) attributable to Realogy Holdings	$(28)	$109	$95	$255	$431
_______________

(a)
Transactions between segments are eliminated in consolidation. Revenues for the Real Estate Franchise Services segment include intercompany royalties and marketing fees paid by the Company Owned Real Estate Brokerage Services segment of $61 million, $95 million, $82 million and $73 million for the three months ended March 31, 2017, June 30, 2017, September 30, 2017 and December 31, 2017, respectively. Such amounts are eliminated through the Corporate and Other line.

Revenues for the Relocation Services segment include $8 million, $12 million, $11 million and $9 million of intercompany referral commissions paid by the Company Owned Real Estate Brokerage Services segment during the three months ended March 31, 2017, June 30, 2017, September 30, 2017 and December 31, 2017, respectively. Such amounts are recorded as contra-revenues by the Company Owned Real Estate Brokerage Services segment.

(b)	Includes restructuring charges of $5 million, $2 million, $2 million and $3 million for the three months ended March 31, 2017, June 30, 2017, September 30, 2017 and December 31, 2017, respectively.
Includes a net benefit of $11 million and a net cost of $1 million of former parent legacy items for the three months ended June 30, 2017 and September 30, 2017, respectively.
Includes $4 million and $1 million related to the loss on the early extinguishment of debt for the three months ended March 31, 2017 and September 30, 2017, respectively.
Includes an $8 million expense related to the settlement of the Strader legal matter for the three months ended June 30, 2017.
Includes an $8 million expense related to the transition of the Company's CEO for the three months ended December 31, 2017.
The year ended December 31, 2017 includes restructuring charges of $12 million, an $8 million expense related to the settlement of the Strader legal matter, an $8 million expense related to the transition of the Company's CEO and $5 million related to the losses on the early extinguishment of debt, partially offset by a net benefit of $10 million of former parent legacy items.
The amounts broken down by business unit are as follows:

Realogy Reports Financial Results for Full Year 2017                            11

	Three Months Ended				Year Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2017	2017	2017	2017	2017
Real Estate Franchise Services	$—	$1	$—	$—	$1
Company Owned Real Estate Brokerage Services	5	1	2	1	9
Relocation Services	—	—	—	—	—
Title and Settlement Services	—	—	—	1	1
Corporate and Other	4	(3)	2	9	12
Total Company	$9	$(1)	$4	$11	$23
In addition, the Company believes that 2017 EBITDA was also negatively impacted by an estimated $8 million due to natural disasters in the third and fourth quarters.

(c)
Depreciation and amortization includes $1 million and $2 million for the three months ended September 30, 2017 and December 31, 2017, respectively, of amortization expense related to our mortgage origination joint venture Guaranteed Rate Affinity's purchase accounting included in the "Equity in earnings of unconsolidated entities" line on the Consolidated Statement of Operations.

Realogy Reports Financial Results for Full Year 2017                            12

Table 4b
REALOGY HOLDINGS CORP.
SELECTED 2016 FINANCIAL DATA
(In millions)

	Three Months Ended				Year Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2016	2016	2016	2016	2016
Net revenues (a)
Real Estate Franchise Services	$157	$221	$215	$188	$781
Company Owned Real Estate Brokerage Services	841	1,268	1,231	1,004	4,344
Relocation Services	83	109	116	97	405
Title and Settlement Services	111	149	164	149	573
Corporate and Other	(58)	(85)	(82)	(68)	(293)
Total Company	$1,134	$1,662	$1,644	$1,370	$5,810

EBITDA (b)
Real Estate Franchise Services	$92	$149	$153	$122	$516
Company Owned Real Estate Brokerage Services	(21)	78	74	6	137
Relocation Services	5	29	40	22	96
Title and Settlement Services	—	26	23	13	62
Corporate and Other	(21)	(19)	(20)	(18)	(78)
Total Company	$55	$263	$270	$145	$733

Non-GAAP Reconciliation - EBITDA
Total Company EBITDA	55	263	270	145	733

Less: Depreciation and amortization	48	48	53	53	202
Interest expense, net	73	59	37	5	174
Income tax expense (benefit)	(24)	64	74	30	144
Net income (loss) attributable to Realogy Holdings	$(42)	$92	$106	$57	$213
_______________

(a)
Transactions between segments are eliminated in consolidation. Revenues for the Real Estate Franchise Services segment include intercompany royalties and marketing fees paid by the Company Owned Real Estate Brokerage Services segment of $58 million, $85 million, $82 million and $68 million for the three months ended March 31, 2016, June 30, 2016, September 30, 2016 and December 31, 2016, respectively. Such amounts are eliminated through the Corporate and Other line.

Revenues for the Relocation Services segment include $8 million, $13 million, $12 million and $10 million of intercompany referral commissions paid by the Company Owned Real Estate Brokerage Services segment during the three months ended March 31, 2016, June 30, 2016, September 30, 2016 and December 31, 2016, respectively. Such amounts are recorded as contra-revenues by the Company Owned Real Estate Brokerage Services segment.

(b)	Includes a net cost of $1 million and a net benefit of $3 million of former parent legacy items for the three months ended March 31, 2016 and December 31, 2016, respectively.
Includes $9 million, $12 million, $9 million and $9 million of restructuring charges for the three months ended March 31, 2016, June 30, 2016, September 30, 2016 and December 31, 2016, respectively.
The year ended December 31, 2016 includes restructuring charges of $39 million, partially offset by a net benefit of $2 million of former parent legacy items.
The amounts broken down by business unit are as follows:

	Three Months Ended				Year Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2016	2016	2016	2016	2016
Real Estate Franchise Services	$—	$3	$1	$—	$4
Company Owned Real Estate Brokerage Services	2	7	6	7	22
Relocation Services	2	1	1	—	4
Title and Settlement Services	—	—	1	—	1
Corporate and Other	6	1	—	(1)	6
Total Company	$10	$12	$9	$6	$37

Realogy Reports Financial Results for Full Year 2017                            13

Table 5
REALOGY HOLDINGS CORP.
NON-GAAP RECONCILIATION - EBITDA AND OPERATING EBITDA
FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016
(In millions)
Set forth in the table below is a reconciliation of net income to EBITDA and Operating EBITDA for the years ended December 31, 2017 and 2016:

	Year Ended
	December 31, 2017	December 31, 2016
Net income attributable to Realogy	$431	$213
Income tax (benefit) expense	(65)	144
Income before income taxes	366	357
Interest expense, net	158	174
Depreciation and amortization (a)	201	202
EBITDA	725	733
EBITDA adjustments:
Restructuring costs	12	39
Former parent legacy benefit, net	(10)	(2)
Loss on the early extinguishment of debt	5	—
Operating EBITDA	$732	$770

(a)
Depreciation and amortization for the year ended December 31, 2017 includes $3 million of amortization expense related to Guaranteed Rate Affinity's purchase accounting included in the "Equity in earnings of unconsolidated entities" line on the Consolidated Statement of Operations.

Set forth in the table below is a reconciliation of Operating EBITDA by reportable segments to the net income for the years ended December 31, 2017 and 2016:

	Revenues (a)		Change	% Change	Operating EBITDA (b)		Change	% Change	Operating EBITDA Margin		Change
	2017	2016			2017	2016			2017	2016
RFG	$830	$781	$49	6%	$560	$520	$40	8%	67%	67%	—
NRT	4,643	4,344	299	7	135	159	(24)	(15)	3	4	(1)
Cartus	382	405	(23)	(6)	85	100	(15)	(15)	22	25	(3)
TRG	570	573	(3)	(1)	59	63	(4)	(6)	10	11	(1)
Corporate and Other	(311)	(293)	(18)	*	(107)	(72)	(35)	*
Total Company	$6,114	$5,810	$304	5%	$732	$770	$(38)	(5%)	12%	13%	(1)
Less: Restructuring costs					12	39
Former parent legacy benefit, net					(10)	(2)
Loss on the early extinguishment of debt					5	—
Depreciation and amortization (c)					201	202
Interest expense, net					158	174
Income tax (benefit) expense					(65)	144
Net income attributable to Realogy Holdings					$431	$213
_______________

*	not meaningful.

(a)
Includes the elimination of transactions between segments, which consists of intercompany royalties and marketing fees paid by NRT of $311 million and $293 million during the years ended December 31, 2017 and 2016, respectively.

(b)
Operating EBITDA for Corporate and Other includes an $8 million expense related to the settlement of the Strader legal matter and an $8 million expense related to the transition of the Company's CEO during the year ended December 31, 2017. In addition, the Company believes that 2017 Operating EBITDA was also negatively impacted by an estimated $8 million due to natural disasters in the third and fourth quarters.

Realogy Reports Financial Results for Full Year 2017                            14

(c)
Depreciation and amortization for the year ended December 31, 2017 includes $3 million of amortization expense related to Guaranteed Rate Affinity's purchase accounting included in the "Equity in earnings of unconsolidated entities" line on the Consolidated Statement of Operations.

Realogy Reports Financial Results for Full Year 2017                            15

Table 6
REALOGY HOLDINGS CORP.
NON-GAAP RECONCILIATION - EBITDA AND OPERATING EBITDA
THREE MONTHS ENDED DECEMBER 31, 2017 AND 2016
(In millions)
Set forth in the table below is a reconciliation of net income to EBITDA and Operating EBITDA for the three-month periods ended December 31, 2017 and 2016:

	Three Months Ended
	December 31, 2017	December 31, 2016
Net income attributable to Realogy	$255	$57
Income tax (benefit) expense	(196)	30
Income before income taxes	59	87
Interest expense, net	31	5
Depreciation and amortization (a)	51	53
EBITDA	141	145
EBITDA adjustments:
Restructuring costs	3	9
Former parent legacy benefit, net	—	(3)
Operating EBITDA	$144	$151

(a)
Depreciation and amortization for the three months ended December 31, 2017 includes $2 million of amortization expense related to Guaranteed Rate Affinity's purchase accounting included in the "Equity in earnings of unconsolidated entities" line on the Consolidated Statement of Operations.

Set forth in the table below is a reconciliation of Operating EBITDA by reportable segments to the net income for the three months ended December 31, 2017 and 2016:

	Revenues (a)		Change	% Change	Operating EBITDA (b)		Change	% Change	Operating EBITDA Margin		Change
	2017	2016			2017	2016			2017	2016
RFG	$199	$188	$11	6%	$132	$122	$10	8%	66%	65%	1
NRT	1,087	1,004	83	8	14	13	1	8	1	1	—
Cartus	92	97	(5)	(5)	20	22	(2)	(9)	22	23	(1)
TRG	139	149	(10)	(7)	10	13	(3)	(23)	7	9	(2)
Corporate and Other	(73)	(68)	(5)	*	(32)	(19)	(13)	*
Total Company	$1,444	$1,370	$74	5%	$144	$151	$(7)	(5%)	10%	11%	(1)
Less: Restructuring costs					3	9
Former parent legacy benefit, net					—	(3)
Depreciation and amortization (c)					51	53
Interest expense, net					31	5
Income tax (benefit) expense					(196)	30
Net income attributable to Realogy Holdings					$255	$57
_______________

*	not meaningful.

(a)
Includes the elimination of transactions between segments, which consists of intercompany royalties and marketing fees paid by NRT of $73 million and $68 million during the three month ended December 31, 2017 and 2016, respectively.

(b)	Operating EBITDA for Corporate and Other includes an $8 million expense related to the transition of the Company's CEO in the fourth quarter of 2017.

(c)
Depreciation and amortization for the three months ended December 31, 2017 includes $2 million of amortization expense related to Guaranteed Rate Affinity's purchase accounting included in the "Equity in earnings of unconsolidated entities" line on the Consolidated Statement of Operations.

Realogy Reports Financial Results for Full Year 2017                            16

Table 7
REALOGY HOLDINGS CORP.
NON-GAAP RECONCILIATION - FREE CASH FLOW
FOR THE YEAR ENDED DECEMBER 31, 2017 AND 2016
(In millions)
A reconciliation of net income attributable to Realogy Holdings to Free Cash Flow is set forth in the following table:

	Year Ended December 31,
	2017	2016
Net income attributable to Realogy Holdings	$431	$213
Income tax (benefit) expense, net of payments	(77)	120
Interest expense, net	158	174
Cash interest payments	(172)	(181)
Depreciation and amortization	198	202
Capital expenditures	(99)	(87)
Restructuring costs and former parent legacy items, net of payments	(19)	5
Loss on the early extinguishment of debt	5	—
Working capital adjustments	122	19
Relocation receivables (assets), net of securitization obligations	12	(9)
Free Cash Flow	$559	$456
A reconciliation of net cash provided by operating activities to Free Cash Flow is set forth in the following table:

	Year Ended December 31,
	2017	2016
Net cash provided by operating activities	$667	$586
Property and equipment additions	(99)	(87)
Net change in securitization	(11)	(40)
Effect of exchange rates on cash and cash equivalents	2	(3)
Free Cash Flow	$559	$456

Net cash used in investing activities	$(146)	$(191)
Net cash used in financing activities	$(570)	$(534)

Realogy Reports Financial Results for Full Year 2017                            17

Table 8

NON-GAAP RECONCILIATION - SENIOR SECURED LEVERAGE RATIO
FOR THE YEAR ENDED DECEMBER 31, 2017
(In millions)
The senior secured leverage ratio is tested quarterly and may not exceed 4.75 to 1.00. The senior secured leverage ratio is measured by dividing Realogy Group LLC's total senior secured net debt by the trailing twelve-month EBITDA calculated on a Pro Forma Basis, as those terms are defined in the senior secured credit facilities*. Total senior secured net debt does not include unsecured indebtedness, including the Unsecured Notes*, or the securitization obligations. EBITDA calculated on a Pro Forma Basis, as defined in the senior secured credit facilities, includes adjustments to EBITDA for restructuring costs, former parent legacy cost (benefit) items, net, loss on the early extinguishment of debt, non-cash charges and incremental securitization interest costs, as well as pro forma cost savings for restructuring initiatives, the pro forma effect of business optimization initiatives and the pro forma effect of acquisitions and new franchisees, in each case calculated as of the beginning of the twelve-month period. The Company was in compliance with the senior secured leverage ratio covenant at December 31, 2017 with a ratio of 2.19 to 1.00.
A reconciliation of net income attributable to Realogy Group to EBITDA, Operating EBITDA and EBITDA as defined by the senior secured credit facilities for the year ended December 31, 2017 are set forth in the following table:

	For the Year Ended December 31, 2017
Net income attributable to Realogy Group	$431
Income tax benefit	(65)
Income before income taxes	366
Interest expense, net	158
Depreciation and amortization (a)	201
EBITDA	725
EBITDA adjustments:
Restructuring costs	12
Former parent legacy benefit, net	(10)
Loss on the early extinguishment of debt	5
Operating EBITDA	732
Bank covenant adjustments:
Pro forma effect of business optimization initiatives (b)	21
Non-cash charges (c)	40
Pro forma effect of acquisitions and new franchisees (d)	8
Incremental securitization interest costs (e)	3
EBITDA as defined by the Senior Secured Credit Facilities	$804
Total senior secured net debt (f)	$1,764
Senior secured leverage ratio	2.19	x
_______________

(a)
Depreciation and amortization for the year ended December 31, 2017 includes $3 million of amortization expense related to Guaranteed Rate Affinity's purchase accounting included in the "Equity in earnings of unconsolidated entities" line on the Consolidated Statement of Operations.

(b)	Represents the twelve-month pro forma effect of business optimization initiatives.

(c)
Represents the elimination of non-cash expenses, including $52 million of stock-based compensation expense less $11 million for the change in the allowance for doubtful accounts and notes reserves and $1 million of foreign exchange benefits for the twelve months ended December 31, 2017.

(d)
Represents the estimated impact of acquisitions and franchise sales activity, net of brokerages that exited our franchise system as if these changes had occurred on January 1, 2017. Franchisee sales activity is comprised of new franchise agreements as well as growth through acquisitions and independent sales agent recruitment by existing franchisees with our assistance. We have made a number of assumptions in calculating such estimates and there can be no assurance that we would have generated the projected levels of EBITDA had we owned the acquired entities or entered into the franchise contracts as of January 1, 2017.

(e)	Incremental borrowing costs incurred as a result of the securitization facilities refinancing for the twelve months ended December 31, 2017.

Realogy Reports Financial Results for Full Year 2017                            18

(f)
Represents total borrowings under the senior secured credit facilities and borrowings secured by a first priority lien on our assets of $1,886 million plus $29 million of capital lease obligations less $151 million of readily available cash as of December 31, 2017. Pursuant to the terms of our senior secured credit facilities, total senior secured net debt does not include our securitization obligations or unsecured indebtedness, including the Unsecured Notes.

*
Our senior secured credit facilities include the Amended and Restated Credit Agreement dated as of March 5, 2013, as amended, and the Term Loan A Agreement dated as of October 23, 2015, as amended, which was amended and restated in its entirety as of February 8, 2018. Our Unsecured Notes include our 4.50% Senior Notes due 2019, our 5.25% Senior Notes due 2021 and our 4.875% Senior Notes due 2023.

***

NON-GAAP RECONCILIATION - NET DEBT LEVERAGE RATIO
YEAR ENDED DECEMBER 31, 2017
(In millions)
Net corporate debt divided by EBITDA, as defined by the senior secured credit facilities, for the year ended December 31, 2017 (referred to as net debt leverage ratio) is set forth in the following table:

	As of December 31, 2017
Revolver	$70
Term Loan A	391
Term Loan A-1	342
Term Loan B	1,083
Senior Notes	450
Senior Notes	550
Senior Notes	500
Total Debt (excluding securitizations)	$3,386
Less: Cash and Cash Equivalents	227
Net Corporate Debt	$3,159
EBITDA as defined by the Senior Secured Credit Facility	$804
Net Debt Leverage Ratio	3.9	x

Realogy Reports Financial Results for Full Year 2017                            19

Table 9

Non-GAAP Definitions
Adjusted net income (loss) is defined by us as net income (loss) before mark-to-market interest rate adjustments, former parent legacy items, restructuring charges, the loss on the early extinguishment of debt, the tax effect of the foregoing adjustments and the impact of the 2017 Tax Act and adjustments to the reserve for uncertain tax positions. The gross amounts for these items as well as the adjustment for income taxes are presented. Adjusted earnings (loss) per share is Adjusted net income (loss) divided by the weighted average common and common equivalent shares outstanding. We present Adjusted net income (loss) and Adjusted earnings (loss) per share because we believe these measures are useful as supplemental measures in evaluating the performance of our operating businesses and provides greater transparency into our operating results.
EBITDA is defined by us as net income (loss) before depreciation and amortization, interest expense, net (other than relocation services interest for securitization assets and securitization obligations) and income taxes and is our primary non-GAAP measure. Operating EBITDA is defined by us as EBITDA before restructuring, loss on the early extinguishment of debt and former parent legacy items and is used as a supplementary financial measure.
We present EBITDA and Operating EBITDA because we believe they are useful as supplemental measures in evaluating the performance of our operating businesses and provide greater transparency into our results of operations. Our management, including our chief operating decision maker, uses EBITDA as a factor in evaluating the performance of our business. EBITDA and Operating EBITDA should not be considered in isolation or as a substitute for net income or other statement of operations data prepared in accordance with GAAP.
We believe EBITDA facilitates company-to-company operating performance comparisons by backing out potential differences caused by variations in capital structures (affecting net interest expense), taxation, the age and book depreciation of facilities (affecting relative depreciation expense) and the amortization of intangibles, which may vary for different companies for reasons unrelated to operating performance. We further believe that EBITDA is frequently used by securities analysts, investors and other interested parties in their evaluation of companies, many of which present an EBITDA measure when reporting their results.
EBITDA and Operating EBITDA have limitations as analytical tools, and you should not consider EBITDA and Operating EBITDA either in isolation or as substitutes for analyzing our results as reported under GAAP. Some of these limitations are:

•	these measures do not reflect changes in, or cash required for, our working capital needs;

•
these measures do not reflect our interest expense (except for interest related to our securitization obligations), or the cash requirements necessary to service interest or principal payments on our debt;

•	these measures do not reflect our income tax expense or the cash requirements to pay our taxes;

•	these measures do not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often require replacement in the future, and these measures do not reflect any cash requirements for such replacements; and

•	other companies may calculate these measures differently so they may not be comparable.
Free Cash Flow is defined as net income (loss) attributable to Realogy before income tax expense (benefit), net of payments, interest expense, net, cash interest payments, depreciation and amortization, capital expenditures, restructuring costs and former parent legacy costs (benefits), net of payments, loss on the early extinguishment of debt, working capital adjustments and relocation assets, net of change in securitization obligations. We use Free Cash Flow in our internal evaluation of operating effectiveness and decisions regarding the allocation of resources, as well as measuring the Company's ability to generate cash. Since Free Cash Flow can be viewed as both a performance measure and a cash flow measure, the Company has provided a reconciliation to both net income attributable to Realogy Holdings and net cash provided by operating activities. Free Cash Flow is not defined by GAAP and should not be considered in isolation or as an alternative to net income (loss), net cash provided by (used in) operating, investing and financing activities or other financial data prepared in accordance with GAAP or as an indicator of the Company’s operating performance or liquidity. Free Cash Flow may differ from similarly titled measures presented by other companies.